EXHIBIT 2

Lock-Up Agreement

Exscientia Limited

Lock-Up Agreement

September 30, 2021

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

BofA Securities, Inc.

Barclays Capital Inc.

As Representatives of the Several Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:	Exscientia Limited - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned is a director, officer or record or beneficial owner of ordinary and/or preferred shares in the capital of Exscientia Limited, a company incorporated under the laws of England and Wales (“Exscientia” or the “Company”). Conditional upon closing of the Offering (as defined below), all of the shares in the capital of the Company will be reorganized into a single class of ordinary shares as described in the Prospectus (as defined below).

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with the Company, providing for a public offering of the American Depositary Shares of the Company (“ADSs”), representing ordinary shares of the Company (the “Ordinary Shares”), pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs (the “Offering”), and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus (the “Prospectus”) used to sell the ADSs (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Ordinary Shares or ADSs (including Old Exscientia Securities) (collectively, the “Equity Securities”), or any options or warrants to purchase any Equity Securities, or any securities convertible into, exchangeable for or that represent the right to receive Equity Securities (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such Equity Securities or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Equity Securities or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Equity Securities or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. If the undersigned is an officer or director of the Company, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed Equity Securities that the undersigned may purchase in the offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Equity Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer or otherwise dispose of the undersigned’s Equity Securities or Derivative Instruments:

(i)	as a bona fide gift or gifts or charitable contribution, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii)

to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(iii)	with the prior written consent of the Representatives on behalf of the Underwriters;

(iv)

by will or intestacy, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(v)

to any corporation, partnership limited liability company or other business entity, all of the beneficial ownership interests of which, in each such case, are held by the undersigned or any member of the undersigned’s immediate family, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(vi)

by operation of law, including pursuant to a domestic order or negotiated divorce settlement, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value;

(vii)

(A) the exercise of options or other similar awards or the vesting or settlement of awards granted pursuant to the Company’s equity incentive plans as described in the Prospectus (including the delivery and receipt of Equity Securities, other awards or any securities convertible into or exercisable or exchangeable for Equity Securities in connection with such exercise, vesting or settlement), or (B) the transfer or disposition of Equity Securities or any securities convertible into Equity Securities by the undersigned to the Company (or the purchase and cancellation of same by the Company) upon a vesting or settlement event of the Company’s securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options pursuant to the Company’s share option plan, equity incentive plan, share purchase plan or other equity incentive arrangement of the Company as described in the Prospectus, provided that the Equity Securities received upon exercise or settlement of the option are subject to the terms of this Lock-Up Agreement;

(viii)

by surrender or forfeiture to the Company to satisfy (A) tax withholding obligations upon exercise or vesting or (B) the exercise price upon a cashless net exercise, in each case, of share options, restricted shares, other equity awards, warrants or other rights to acquire Equity Securities that have been described in the Prospectus relating to the Offering;

(ix)

to the Company pursuant to any contractual arrangement in effect on the date of this Lock-Up Agreement and described in the Prospectus that provides for the repurchase of the undersigned’s Equity Securities by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such Equity Securities;

(x)	in connection with the Reorganization and consummated before, or at the same time as, the closing of the Offering;

(xi)	acquired in the Offering, or in open market transactions following the Offering, unless the undersigned is an officer or director of the Company;

(xii)

(A) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, (a) where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership, and (b) to any entity that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, the undersigned), or (B) as part of a distribution, transfer or disposition by the undersigned to its direct or indirect limited or general partners, members, stockholders, subsidiaries or affiliates (as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), provided that the transferee agrees to be bound in writing by the restrictions set forth herein and that there shall be no further transfer of such Equity Securities except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value;

(xiii)

in connection with the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that (A) no public filing or report regarding the establishment of such plan during the Lock-Up Period shall be required or shall be made voluntarily by or on behalf of any party and (B) no sale or other transfer of Equity Securities pursuant to such plan may occur during the Lock-Up Period;

(xiv)

pursuant to a bona fide third-party tender offer, merger, takeover offer, consolidation, scheme of arrangement or other similar transaction approved by the Company’s board of directors and made with or offered to all holders of the Company’s Equity Securities resulting in a change in the ownership of 90% of the voting capital stock of the Company that is made or offered after the Offering (a “Change of Control”), provided that, in the event that such Change of Control is not completed, the undersigned’s Equity Securities shall remain subject to the restrictions contained in this Lock-Up Agreement and title to the undersigned’s Equity Securities shall remain with the undersigned;

(xv)

through the deposit of Ordinary Shares with the Company’s ADS depositary in exchange for the issuance of ADSs, or the cancellation of ADSs and withdrawal of underlying Ordinary Shares; provided that such Equity Securities held by the undersigned shall remain subject to the terms of this Lock-Up Agreement; and

(xvi)

in connection with the creation of any charge, lien, mortgage, pledge or other security interest or posting as collateral any of the undersigned’s Equity Securities or Derivative Instruments in connection with a bona fide loan transaction with a nationally or international recognized financial institution acting as lender; provided that such a loan is not contractually set to mature during the Lock-Up Period and the Equity Securities and Derivative Instruments transferred in connection with such a loan remain subject to the terms of this Lock-Up Agreement and any lender transferee agrees in writing to be bound by the restrictions set forth herein.

provided that, in the case of any transfer or distribution pursuant to clauses (i), (ii), (iv), (v), and (xii), no filing by or on behalf of any party (donor, donee, transferor or transferee) under the Exchange Act (or equivalent thereof in non-U.S. jurisdictions), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution, and provided further that in the case of any transfer or distribution pursuant to clauses (vi), (viii) and (xvi), it shall be a condition to such transfer that no filing under the Exchange Act (or equivalent thereof in non-U.S.

jurisdictions) or other public announcement by or on behalf of any party (donor, donee, transferor or transferee), shall be voluntarily made and if any filing under the Exchange Act (or equivalent thereof in non-U.S. jurisdictions) or other public announcement in connection with such transfer or distribution shall be legally required, such filing or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer or distribution.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

The undersigned now has, and, except as contemplated by clauses (i)-(xv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Equity Securities or Derivative Instruments of the Company, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Equity Securities or Derivative Instruments of the Company except in compliance with the foregoing restrictions.

In the event that a release is granted to any Major Holder (as defined below) other than the undersigned relating to the lock-up restrictions set forth above for the Equity Securities, the same percentage of shares of the Equity Securities held by the undersigned (the “Pro-rata Release”) shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein; provided, however, that such Pro-rata Release shall not be applied in the event of releases granted from such lockup restrictions to any individual party or parties (other than shareholders subject to Section 16 reporting with respect to the Exscientia or the Company under the Exchange Act) to sell or otherwise transfer or dispose of shares of the Equity Securities or other securities in an amount up to an aggregate of $2,500,000. In the event that any percentage of such Equity Securities released from the lock-up restrictions are subject to any restrictions of the type set forth in clause (i), (ii) or (iii) of the third paragraph of this Lock-Up Agreement, the same restrictions shall be applicable to the release of the same percentage of the Equity Securities held by the undersigned. In the event that the undersigned is released from any of its obligations under this Lock-Up Agreement or, by virtue of this Lock-Up Agreement, becomes entitled to offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Equity Securities or Derivative Instruments prior to the date that is 180 days after the date of the Prospectus, the Representatives shall use their commercially reasonable efforts to provide notification of such to the undersigned within three business days thereof; provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters. For purposes of this Lock-Up Agreement, each of the following persons is a “Major Holder”: each officer and director of the Company and each record or beneficial owner, as of the date hereof, of more than 1% of the outstanding shares of securities of the Company (for purposes of determining record or beneficial ownership of a stockholder, all shares of securities held by investment funds affiliated with such stockholder shall be aggregated).

The undersigned agrees that, without the prior written consent of the Representatives, it, he or she, as applicable, will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Equity Securities or any security convertible into or exercisable or exchangeable for Equity Securities.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned understands that, if (i) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Offering is withdrawn or (iv) the Underwriting Agreement is not executed on or before December 31, 2021 (provided that the Company may by written notice to the undersigned prior to December 31, 2021 extend such date for a period of up to an additional three months in the event that the Underwriting Agreement has not been executed by such date), then, in each case, this Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and the related restrictions shall automatically terminate without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this Lock-Up Agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the ADSs and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any ADSs at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Very truly yours,

SVF II Excel (DE) LLC

By: /s/ Ian McLean
Authorized Signature

Title

If not signing in an individual capacity:

Ian McLean
Name of Authorized Signatory (Print)

Director of SVF II Excel (DE) LLC
Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)